EXHIBIT 10.1

SPAC SHAREHOLDER SUPPORT AGREEMENT

SPAC SHAREHOLDER SUPPORT AGREEMENT dated as of August 15, 2024 (this “Agreement”), by and among Healthcare AI Acquisition, LLC and Atticus Ale, LLC (each of Healthcare AI Acquisition, LLC and Atticus Ale, LLC, a “Shareholder”), Leading Group Limited, a Cayman Islands exempted company with limited liability (the “Company”), and Healthcare AI Acquisition Corp., a Cayman Islands exempted company with limited liability (“SPAC”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, the Company, SPAC, and Holdco, have entered into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”), pursuant to which, among other things, (a) the Company or an affiliate has incorporated a Cayman Islands exempted company with limited liability (“Holdco”); (b) upon its incorporation, Holdco will form two Cayman Islands exempted companies as direct wholly-owned subsidiaries of Holdco (“Merger Sub I” and “Merger Sub II,” respectively); (c) Merger Sub I will merge with and into the Company, with the Company continuing as the surviving corporation of the merger and a direct wholly-owned subsidiary of Holdco (the “CompanyMerger”); and (d) following confirmation of the effective filing of the Company Merger but on the same day, Merger Sub II will merge with and into SPAC, with SPAC continuing as the surviving entity and a direct wholly-owned subsidiary of Holdco (the “SPAC Merger” and together with the Company Merger, the “Mergers” or “Transactions”);

WHEREAS, as of the date hereof, each Shareholder owns the number and class of SPAC Ordinary Shares set forth opposite its name on Exhibit A (all such shares, or any successor or additional shares of SPAC of which ownership of record or the power to vote is hereafter acquired by the Shareholder prior to the termination of this Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce the Company to enter into the Business Combination Agreement, this Agreement is being executed and delivered to the Company on behalf of each Shareholder.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing Date and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof (the “Expiration Time”), each Shareholder, in its capacity as a Shareholder of SPAC, agrees that, at the SPAC Shareholder Meeting, at any other meeting of SPAC’s Shareholders related to the transactions contemplated by the Business Combination Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of SPAC’s Shareholders related to the transactions contemplated by the Business Combination Agreement (the SPAC Shareholder Meeting and all other meetings or consents related to the Business Combination Agreement, collectively, the “Meeting”), such Shareholder shall:

a.	when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b.

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares in favor of each of the Transaction Proposals; and

c.

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the SPAC Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

The obligations of each Shareholder specified in this Section 1 shall apply whether or not the SPAC Merger or any action described above is recommended by SPAC Board.

2. Restrictions on Transfer. Until the Expiration Time, each Shareholder agrees that it shall not, directly or indirectly, sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Holdco and the Company. SPAC shall not register any sale, assignment or transfer of the Shareholder Shares on SPAC’s transfer (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. Each Shareholder hereby agrees that it shall not redeem, or submit a request to SPAC’s transfer agent or otherwise exercise any right to redeem, any Shareholder Shares.

4. Waiver of Anti-dilution Rights. Each Shareholder hereby waives its anti-dilution rights under the SPAC’s Amended and Restated Memorandum and Articles of Association adopted by special resolution dated December 9, 2021, as amended from time to time.

5. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that (a) any shares of SPAC Ordinary Shares or other equity securities of SPAC are issued to any Shareholder after the date of this Support Agreement pursuant to any share dividend, share subdivision, recapitalization, reclassification, combination, (b) any Shareholder purchases or otherwise acquires beneficial ownership of any shares of SPAC Ordinary Shares or other equity securities of SPAC after the date of this Support Agreement, or (c) any Shareholder acquires the right to vote or share in the voting of any SPAC Ordinary Shares or other equity securities of SPAC after the date of this Support Agreement (such SPAC Ordinary Shares or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

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6. Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Proxy/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, Holdco or the Company to any Governmental Authority or to securityholders of SPAC or Holdco) of such Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by SPAC, Holdco or the Company, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by SPAC, Holdco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. No Challenge. Each Shareholder agrees, in its capacity as a Shareholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Holdco, Merger Sub I, Merger Sub II, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

8. Shareholder Representations. Each Shareholder represents and warrants to SPAC and the Company, as of the date hereof, that:

a.

such Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b.

such Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

c.

(i) if such Shareholder is not an individual, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the such Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Shareholder, or (ii) if such Shareholder is an individual, the signature on this Support Agreement is genuine, and such Shareholder has legal competence and capacity to execute the same;

d.

this Support Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

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e. the execution and delivery of this Support Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Shareholder or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

f.

there are no Actions pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Support Agreement;

g.

no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Shareholder or, to the knowledge of such Shareholder, by SPAC;

h.	such Shareholder has had the opportunity to read the Business Combination Agreement and this Support Agreement and has had the opportunity to consult with such Shareholder’s tax and legal advisors;

i.	such Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Shareholder from performing any of such Shareholder’s obligations hereunder;

j.

such Shareholder has good title to the Shareholder Shares set forth opposite such Shareholder’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and such Shareholder has the sole power to vote or cause to be voted such Shareholder Shares; and

k.

the Shareholder Shares set forth opposite such Shareholder’s name on Exhibit A are the only SPAC Ordinary Shares owned of record or beneficially owned by the Shareholder as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with such Shareholder’s obligations pursuant to this Support Agreement.

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9. Damages; Remedies. Each Shareholder hereby agrees and acknowledges that (a) SPAC, Holdco and the Company would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

10. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Shareholder, SPAC, Holdco and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

12. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Jury Trial Waiver. Section 11.7 and Section 11.14 of the Business Combination Agreement is incorporated by reference herein, mutatis mutandis, to apply with full force to any disputes arising under this Support Agreement.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.3 of the Business Combination Agreement to the applicable party, with respect to the Company, Holdco and SPAC, at the address set forth in Section 11.3 of the Business Combination Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

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16. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Business Combination Agreement. No such termination shall relieve any Shareholder, SPAC, Holdco or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

17. Adjustment for Share Subdivision. If, and as often as, there are any changes in the SPAC or the Shareholder Shares by way of share subdivision, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, SPAC, the Company, Holdco and the Shareholder Shares as so changed.

18. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LEADING GROUP LIMITED

By:	/s/ Ross Kenneth Benson
Name: Ross Kenneth Benson
Title: Director

HEALTHCARE AI ACQUISITION CORP.

By:	/s/ Jiande Chen
Name: Jiande Chen
Title: Chief Executive Officer

[Signature page to SPAC Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHAREHOLDERS ATTICUS ALE, LLC

By:	/s/ Zikang Wu
Name: Zikang Wu
Title: Managing Member

HEALTHCARE AI ACQUISITION, LLC

By:	/s/ Zikang Wu
Name: Zikang Wu
Title: As the holder of a power of attorney for and on behalf of Healthcare AI Acquisition, LLC

[Signature page to SPAC Shareholder Support Agreement]

Exhibit A

Shareholders

Shareholder	Number and Class of Shares	Address for Notices
Atticus Ale, LLC	3,184,829 Class A Ordinary Shares 1 Class B Ordinary Share	418 Broadway, #6434 Albany, NY 12207 Attention: Email:
Healthcare AI Acquisition, LLC	2,105,770 Class A Ordinary Shares	c/o Zikang Wu Atticus Ale, LLC 418 Broadway, #6434 Albany, NY 12207 Attention: Email: